                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (the "AGREEMENT") made as of this 1st day of September, 1999 by and among MEDIA METRIX, INC., a Delaware corporation (the "COMPANY"), GfK AG ("GFK"), a German stock corporation, and IPSOS S.A. ("IPSOS"), a French stock corporation.

                              W I T N E S S E T H:

     WHEREAS, GfK and IPSOS have each entered into a Stock Option, dated as of the date hereof with the Company (the "STOCK OPTIONS"); and

     WHEREAS, the parties hereto desire to promote the interests of the Company and the interests of GfK and IPSOS by establishing herein certain terms and conditions upon which the Company will register the shares of Common Stock issuable to GfK and IPSOS, respectively, upon exercise of the Stock Options.

     NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. CERTAIN DEFINITIONS. As used herein, the following terms shall have the following respective meanings:

            "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company.

            "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act of 1933, as amended (the "SECURITIES ACT").

            "HOLDER" shall mean GfK or IPSOS (together referred to as "HOLDERS").

            "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear or bearing the legend set forth in Section 2 hereof.

            "REGISTRABLE SECURITIES" shall mean (i) the Common Stock issuable to GfK and IPSOS, respectively, upon exercise of the Stock Options and (ii) Common Stock issued to the Holders upon any stock split, stock dividend, merger, consolidation, recapitalization or similar event, excluding all such shares which (x) have been registered under the Securities Act and disposed of in accordance with the registration statement covering them, (y) have been publicly sold pursuant to Rule 144 (or any successor rule) under the Securities Act or
(z) are eligible for sale without restriction under Rule 144(k) (or any successor rule) under the Securities Act.

            The terms "REGISTER", "REGISTERED" and "REGISTRATION" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

            "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in compliance with Sections 4, 5 and 6 hereof, including, without limitation, all registration, qualification and filing fees, exchange listing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company, which shall be paid in any event by the Company).

            "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for the Holders.

            2. RESTRICTIVE LEGEND. Each certificate representing the Common Stock or any other securities issued upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall (unless otherwise permitted or unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any legend required under applicable state securities laws):

          THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAWS. NO TRANSFER OF SAID SECURITIES SHALL BE PERMITTED IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS COVERING THE SHARES PROPOSED TO BE TRANSFERRED OR (II) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSFER WILL NOT REQUIRE COMPLIANCE WITH THE REGISTRATION REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE LAWS.

            Upon request of a holder of such a certificate, the Company shall remove the foregoing legend from the certificate or issue to such holder a new certificate therefor free of any transfer legend, if (x) with such request, the Company shall have received either an opinion referred to in Section 3 to the effect that any transfer by such holder of the securities evidenced by such certificate will not violate the Securities Act and applicable state securities laws, (y) in accordance with paragraph (k) of Rule 144, such holder is not and has not during the last three months been an affiliate of the Company and such holder has held the securities represented by such certificate for a period of at least two years. The Company will use its best efforts to assist any holder in complying with the provisions of this Section 2 for removal of the legend set forth above.

            3. NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Agreement. Prior to any proposed transfer of any Restricted Securities (other than under circumstances described in Sections 4, 5 and 6 hereof), the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by a written opinion of legal counsel who shall be satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act and applicable state securities laws whereupon the holder of such Restricted Securities, shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legend set forth above unless the opinion of counsel referred to above is to the further effect that no such legend is required in order to establish compliance with any provisions of the Securities Act or applicable state securities laws.

            4. REGISTRATION RIGHTS.

            4.1. (a) REQUEST FOR REGISTRATION. If at any time after September 1, 2000, the Company shall receive from either Holder a written request that the Company effect any registration with respect to all or a part of the Registrable Securities, the Company will, as soon as practicable, but in any event no later than ninety (90) days after receipt of such request, use its reasonable best efforts to file a registration statement with the Commission with respect to the Registrable Securities subject to such request and use its reasonable best efforts to cause such registration statement to be declared or ordered effective by the Commission as soon as possible after such filing. The Company shall also take such other actions as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws (except that the Company shall not be required to qualify the offering under the blue sky laws of any jurisdiction in which the Company would be required to execute a general consent to service of process unless the Company is already subject to service in such jurisdiction). The Company shall also effect appropriate compliance with applicable regulations issued under the Securities Act,. The Company shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 4.1 after the Company has effected one such registration at the request of each Holder pursuant to this Section 4.1 and such registration has been declared or ordered effective by the Commission and no stop order has been issued that prevents or delays significantly the distribution of the Registrable Securities pursuant to such registration statement.

            The registration statement filed pursuant to the request of such Holder may, subject to the provisions of Section 4.1(b) below, include other securities of the Company which are held by officers or directors of the Company or which are held by persons who, by virtue of agreements with the Company now or hereinafter in effect are entitled to include their securities in any such registration (collectively, "OTHER STOCKHOLDERS") and may include securities of the Company being sold for the account of the Company. The Company shall promptly give notice of any registration proposed under this Section 4.1 to such Other Stockholders.

            (B) UNDERWRITING. If a Holder intends to distribute the Registrable Securities covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to Section 4.1(a) above and the Company shall include any information that it shall have received as to the nature of the underwriting in the written notice of the Company referred to in Section 4.1(a) above, including the name of the underwriter or representative thereof selected for such underwriting. A Holder may elect to include in such underwriting all or a part of the Registrable Securities held by it. Any underwriter selected by such Holder shall be subject to the Company's approval.

            If the Company wishes to include in any registration pursuant to
Section 4.1 securities being sold for its own account, or if the Other Stockholders shall request inclusion in any registration pursuant to Section 4.1, the Company may offer to include the securities of the Company and such Other Stockholders in the underwriting and (in the case of Other Shareholders) may condition such offer on their acceptance of the further applicable provisions of this Agreement. The Company shall (together with the Holder and Other Stockholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or representative of the underwriters selected for such underwriting. Notwithstanding any other provision of this Section 4.1, if the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Holder and the number of shares of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated in the following manner: (i) the securities being sold for the account of the Company shall be excluded from such registration and underwriting to the extent required by such limitation and
(ii) if a limitation on the number of shares is still required, the securities held by the Holders and by the Other Stockholders of the Company shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly practicable, to the respective amounts of securities requested to be registered by the Holders and such Other Stockholders or otherwise as their rights may appear. If the Company or a Holder or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company. The securities so withdrawn shall also be withdrawn from registration. If, pursuant to this paragraph, any of the securities being sold for the account of such Holder are to be excluded from such registration and underwriting, such Holder may withdraw its request for such registration or underwriting and such request will not be counted as the registration permitted under Section 4.1 of this Agreement, or such Holder may have such securities registered as a non-underwritten "shelf" registration pursuant to Rule 415, which "shelf" registration shall satisfy the Company's obligation under Section 4.1 so long as the Company maintains its effectiveness for a period of one hundred twenty (120) days (or, if shorter, until all of the Registrable Securities subject thereto are sold).

            (c) The Company shall have the right to defer the request of a Holder to effect a registration for up to ninety (90) calendar days if, in the Company's judgment, effecting a registration would not be in the Company's best interest.

            4.2. COMPANY REGISTRATION.

                (a) If, at any time the Company shall determine after September 1, 2000, to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans, a registration relating solely to a Commission Rule 145 transaction (covering mergers, acquisitions and corporate reorganizations) or a registration on any registration form which does not permit secondary sales, the Company will:

                (b) within ten (10) days of such determination give to the Holders written notice thereof; and

                (c) include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by a Holder within twenty (20) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 4.2(b) below. Such written request may specify all or a part of such Holder's Registrable Securities.

                (D) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders by written notice. The Holders shall (together with the Company, if distributing its securities for its own account through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company. Notwithstanding any other provision of this Section 4.2, if the representative of the underwriters advises the Company in writing that, in its opinion, marketing factors require a limitation on the number of shares to be underwritten, the Company shall so advise the Holders, and the number of shares that may be included in the registration and underwriting shall be allocated first to the Company for securities being sold for its account and then in the following manner: (i) the securities requested to be registered by officers or directors of the Company shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of securities requested to be registered by such officers and directors and (ii) if a limitation on the number of shares is still required, the securities being sold for the accounts of the Holders and the Other Stockholders shall be excluded from such registration and underwriting to the extent required by such limitation in proportion, as nearly as practicable, to the respective amounts of Registrable Securities which the Holders and such Other Stockholders had requested to be included in such registration or otherwise as their rights may appear. If a Holder or any Other Stockholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company and the underwriter.

                (e) Nothing in any outstanding registration rights agreement would limit the Holders' ability to participate in registration thereunder in a manner inconsistent with this Agreement.

            4.3. SUBSEQUENT DEMANDS AND REGISTRATION ON FORM S-3.

                (a) In addition to the rights contained in the foregoing provisions of this Section 4, upon the Company qualifying for the use of Form S-3, the Holders or either of them shall have the right to request one registration per year on Form S-3 which is anticipated at the time of such demand to result in aggregate gross proceeds to a Holder of at least $2 million. Such requests shall be in writing, shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by the Holders.

                (b) The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form.

            4.4. EXPENSES OF REGISTRATION.

            The Company shall bear all Registration Expenses and each Holder shall bear its own Selling Expenses relating to the securities being included by such Holder in the registration incurred in connection with any registration, qualification or compliance pursuant to the provisions of Section 4.1 or 4.2. All expenses related to registrations pursuant to Section 4.3 shall be borne by the Holder or Holders requesting such registration.

            4.5. REGISTRATION PROCEDURES. In the case of the registration effected by the Company pursuant to this Agreement, the Company will keep the Holders advised in writing as to the initiation of the registration and as to the completion thereof. At its expense, the Company will:

                (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; PROVIDED, HOWEVER, that in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided, further, that such 120-day period shall be extended for such period or period of time during which a stop order shall be in effect or the Company has advised the Holders that the registration statement must be amended in order for it to continue to comply with applicable securities laws and regulations;

                (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of securities covered by such registration statement;

                (c) Furnish such number of prospectuses and other documents incident thereto, including any term sheet or any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

                (d) Notify the Holders, at their addresses as set forth in the Company's books and records at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of a Holder, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchaser of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

                (e) Cause all such Registrable Securities to be listed on each, if any, securities exchange on which similar securities issued by the Company are then listed;

                (f) Provide a transfer agent and registrar for all Registrable Securities and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                (g) Make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney or accountant retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers and directors to supply all information reasonably requested by any such seller, underwriter, attorney or accountant in connection with such registration statement; PROVIDED, however, that such seller, underwriter, attorney or accountant shall agree in writing to hold in confidence and trust all information so provided;

                (h) Furnish to each Holder a signed counterpart, addressed to such Holder, of an opinion of counsel for the Company, dated the effective date of the registration statement, and "comfort" letters signed by the Company's independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the AICPA or other relevant authorities, covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants' "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities.

5.       INDEMNIFICATION.

                (a) The Company will indemnify each Holder, each of its officers, directors and partners, and each person controlling the Holder, with respect to which registration, qualification or compliance has been effected pursuant to Section 4 hereof, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus or other document (including any related registration statement) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holder, each of its officers, directors and partners, and each person controlling the Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses as they are reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action; PROVIDED that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by the Holder or such underwriter specifically for use therein or to the extent due to the failure of the Holder or such underwriter to provide an updated prospectus or other document to a purchaser at a time when the Company has informed the Holder or such underwriter of a material misstatement or omission in a prospectus or other document and has provided updated prospectuses or other documents correcting such misstatement or omission.

                (b) Each Holder will indemnify the Company, each of its directors and officers and each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and its directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the obligations of such Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of securities sold as contemplated herein.

                (c) Each party entitled to indemnification under this Section 5 (the "INDEMNIFIED PARTY") shall give notice in writing to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

                (d) If the indemnification provided for in this Section 5 is unavailable to an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the stockholders offering securities in the offering (the "SELLING STOCKHOLDERS") on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Holder and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were based solely upon the number of entities from whom contribution was requested or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 5(d). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages and liabilities referred to above in this Section 5(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim, subject to the provisions of Section 5(d) hereof. Notwithstanding the provisions of this Section 5(d), neither Holder shall be required to contribute any amount or make any other payments under this Agreement which in the aggregate exceed the net proceeds received by such Holder. No person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            6. INFORMATION BY HOLDER. Each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

            7. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, the Company agrees to:

                (a) use its reasonable best efforts to make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times;

                (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                (c) so long as either Holder owns any Restricted Securities, furnish to such Holder or Holders forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder or Holders may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder or Holders to sell any such securities without registration.

            8. TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted to the Holders by the Company under Section 4 may be transferred or assigned, PROVIDED that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the Registrable Securities with respect to which such registration rights are being transferred or assigned, and PROVIDED FURTHER that the transferee or assignee of such rights assumes the obligations of a Holder under this Agreement, and PROVIDED FURTHER that said transferee or assignee is not a Competitor or an affiliate of a Competitor of the Company. A "COMPETITOR" shall mean any of the following: AC Nielsen, AGB Italia Group, Arbitron, The Burda Group, Fletcher Research, Forrester Research, The Gallup Organization, Gartner Group, IntelliQuest Inc., International Data Corporation, Jupiter Communications, Mediametrie, Millward Brown International, Nielsen Media Research, NetRatings, NetValue, PC Data, Primedia Information, Inc., Roper Starch Worldwide, Taylor Nelson SORES, United Information Group, VNU, WPP Group, @Plan and any others which, now or in the future, compete directly with the Company.

            9. TERMINATION. The provisions of Sections 4.1, 4.2 and 4.3 of this Agreement shall terminate as to each Holder on the earlier to occur of (i) May 7, 2007 or (ii) the date when all of the Registrable Securities owned by such Holder are eligible for resale under Rule 144(k).

            10. AMENDMENT; WAIVER. No amendment, alteration or modification of this Agreement shall be valid unless in each instance such amendment, alteration or modification is expressed in a written instrument executed by each Holder (so long as a Holder is a holder of Registrable Securities) and the Company. No waiver of any provision of this Agreement shall be valid unless it is expressed in a written instrument duly executed by the party or parties making such waiver. The failure of any party to insist, in any one or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any rights granted hereunder or of the future performance of any such term, covenant or condition but the obligation of any party with respect thereto shall continue in full force and effect.

            11. SPECIFIC PERFORMANCE. The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute an action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

            12. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be mailed by first-class mail, postage prepaid, or transmitted by facsimile or delivered by nationally recognized overnight courier, addressed:

               (a) if to a Holder, at the addresses set forth on SCHEDULE I attached hereto, and

               (b) if to the Company, to the following address, or at such other address as the Company shall have furnished to the Holders,

                                          Media Metrix, Inc.
                                          250 Park Avenue South
                                          7th Floor
                                          New York, NY 10003-14020
                                          Attention: Tod Johnson
                                          Fax: (516) 625-4888

with a copy to:

                                          Fulbright & Jaworski L.L.P.
                                          666 Fifth Avenue
                                          New York, New York 10103
                                          Attention: Richard H. Gilden, Esq.
                                          Fax: (212) 752-5958

            Alternatively, to such other address as a party hereto supplies to each other party in writing.

            13. SUCCESSORS AND ASSIGNS. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted transferees, successors and assigns of the parties hereto, whether so expressed or not.

            14. GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

            15. TITLES AND SUBTITLES. The titles of the sections of this Agreement are for the convenience of reference only and are not to be considered in construing this Agreement.

            16. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement shall not be deemed to affect the validity or enforceability of any other provision of this Agreement.

            17. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

            18. ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements, arrangements and understandings, whether written or oral, with respect to the subject matter hereof.

            IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first above written.

                                    MEDIA METRIX, INC.



                                    By:
                                       -------------------------------------
                                       Tod Johnson
                                       CEO

                                    IPSOS S.A.



                                    By:-------------------------------------
                                       Name:
                                       Title:

                                    GFK AG



                                    By:-------------------------------------
                                       Name:
                                       Title:

                                   Schedule I

                              ADDRESSES OF HOLDERS
                              --------------------

GFK AG

Nordwestring 101

D-90319 Nuremberg

Germany



IPSOS SA

99, rue de l'Abbe Groult

75739 Paris Cedex 15

France



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